Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS
CLARCOR INC.
The CLARCOR 401(k) Retirement Savings Plan
We consent to the incorporation by reference in Registration Statement No. 033-53899 of the CLARCOR Inc. on Form S-8 of our report dated June 26, 2007, appearing in the Annual Report on Form 11-K of the CLARCOR 401(k) Retirement Savings Plan for the year ended December 31, 2006.
Nashville, TN
June 26, 2007